EXHIBIT (a)(1)(iii)

                          NOTICE OF GUARANTEED DELIVERY

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

      IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO SAKER HOLDINGS CORP. OR ITS TRANSFEREE.

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                            $1.00 PAR VALUE PER SHARE

                                       OF

                          FOODARAMA SUPERMARKETS, INC.

                                       BY

                              SAKER HOLDINGS CORP.

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
         YORK CITY TIME, ON JULY 19, 2006, UNLESS THE OFFER IS EXTENDED.

      As set forth in the Offer to Purchase (as defined below) in the section titled "The Offer - Section 3, Procedures For Tendering Shares," this form (or a facsimile thereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of common stock, $1.00 par value per share, of Foodarama Supermarkets, Inc., a New Jersey corporation (the "Company" or "Foodarama") that are not currently owned by the Purchaser Group (as defined in the Offer to Purchase) (the "Shares") are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or by mail to the Depositary, or transmitted by telegram or facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the section titled "The Offer -
Section 3, Procedures For Tendering Shares," in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

     By Mail or Overnight Courier:                    By Hand Delivery:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
           Operations Center                   Attn: Reorganization Department
    Attn: Reorganization Department                   59 Maiden Lane
            6201 15th Avenue                          Concourse Level
        Brooklyn, New York 11219                 New York, New York 10038

       By Facsimile Transmission:           To Confirm Facsimile Transmissions:
    (For Eligible Institutions Only)                  (718) 921-8317
             (718) 234-5001                       (For Confirmation Only)

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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

Ladies and Gentlemen:

The undersigned hereby tenders to SAKER HOLDINGS CORP., a newly formed Delaware corporation ("Purchaser") controlled by Richard J. Saker, the Chief Executive Officer and President of Foodarama Supermarkets, Inc., a New Jersey corporation ("Foodarama" or the "Company"), Joseph J. Saker, the Chairman of the Board of the Company, Joseph J. Saker, Jr., Senior Vice President - Marketing and Advertising of the Company, Thomas A. Saker, Vice President of Store Operations of the Company and four other members of the family of Joseph J. Saker (the "Purchaser Group"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 16, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase in the section titled "The Offer - Section 3, Procedures For Tendering Shares."

Signature(s):___________________________________________________________________

Name(s) of Record Holder(s):____________________________________________________

________________________________________________________________________________

Number of Shares:_______________________________________________________________

Certificate Number(s) (If Available):___________________________________________

Dated:________________________________________________200_______________________

Address(es):____________________________________________________________________

                               (Include Zip Code)

Area Code and Telephone Number(s):______________________________________________

Taxpayer Identification or Social Security Number:______________________________

Check box if Shares will be tendered by book-entry transfer: [ ]

             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

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

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-l5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer (as defined in the Offer to Purchase) of such Shares into the Depositary's accounts at American Stock Transfer & Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three (3) American Stock Exchange trading days after the date hereof.

Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

                               (Include Zip Code)

Area Code and Telephone No.:____________________________________________________

Authorized Signature:___________________________________________________________

Name:___________________________________________________________________________

                             (Please Print or Type)

Title:__________________________________________________________________________

Date:___________________________________________________________________________

NOTE: DO NOT SEND  CERTIFICATES  FOR THE SHARES WITH THIS  NOTICE.  CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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